Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Coupang, Inc. of our report dated February 28, 2024 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Coupang, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2023.
/s/ Samil PricewaterhouseCoopers
Seoul, Korea
February 28, 2024